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                                                                   Exhibit 21

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

                                                                 JURISDICTION OF
NAME OF SUBSIDIARY                                               ORGANIZATION
Fidelity Chemical Products Malaysia SDN.BHD                      Malaysia
OM Holdings, Inc.                                                Delaware
OMG Americas, Inc.                                               Ohio
OMG Asia-Pacific Co., Ltd.                                       Taiwan
OMG Belleville, Limited                                          Canada
OMG Europe GmbH                                                  Germany
OMG Fidelity, Inc.                                               Delaware
OMG Finland Oy                                                   Finland
OMG Harjavalta Chemicals Holding BV                              Netherlands
OMG Harjavalta Nickel Oy                                         Finland
OMG Japan, Inc.                                                  Japan
OMG Jett, Inc.                                                   Ohio
OMG Kokkola Chemicals Holding BV                                 Netherlands
OMG Kokkola Chemicals Oy                                         Finland
OMG Chemicals Pte, Ltd.                                          Singapore
OMG Thailand Co., Ltd.                                           Thailand
OMG Vasset, S.A.                                                 France
Harko CV                                                         Netherlands
Groupement Pour Le Traitement Du teril De Lubumbashi (55%)       Jersey
Societe De Traitement du Terril De Lubumbashi (55%)              DRC
OMG Cawse Pty Ltd.                                               Australia
OMG U.K. Limited                                                 United Kingdom
OMG KG Holdings, Inc.                                            Delaware
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